Exhibit 8.4.3

                    Form of Transferees' Officers Certificate

                                 [See Attached]


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                       TRANSFEREE'S OFFICERS' CERTIFICATE
                                [Corporate Name]

TO:_______________________________

         We hereby certify in connection with the Acquisition Agreement and Plan of Reorganization (the "Agreement") dated , 1998, respecting the purchase of substantially all of the assets of MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; and Prompt Care Medical Center, Inc., a Georgia corporation, by UCI Medical Affiliates, Inc., a Delaware corporation; UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; Doctor's Care of Georgia, P.C., a Georgia professional corporation; and Doctor's Care of Tennessee, P.C., a Tennessee professional corporation, that we are officers of _______________________________________________________ (the "Company") and,
that as such, have access to the corporate records and familiarity with the matters therein contained and herein certified, that we are authorized to execute and deliver this certificate in the name and on behalf of the Company, and that:


         1. Incumbency of Officers. The following named persons are on the date hereof, and at all times since prior to the date of the Agreement, have been duly elected, qualified, and acting officers of the Company holding the office or offices set forth opposite his or her name, and that the signature set forth opposite each such officer's name is his or her true and legal signature:

Name                         Office                    Signature
----                         ------                    ---------


---------------------        -----------------         ---------------------


---------------------        -----------------         ---------------------


---------------------        -----------------         ---------------------


---------------------        -----------------         ---------------------


---------------------        -----------------         ---------------------



         2. Incumbency of Directors. The following named persons are on the date hereof, and were as of the date referenced in paragraph 5 below, the duly elected, qualified, and acting directors of the Company, and constitute all the directors of the Company at the date hereof and constituted all the directors at the date referenced in paragraph 5 below:_______________________________________
________________________________________________________________________________
__________.



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         3. Articles of Incorporation. Attached as Exhibit A hereto is a true, correct, and complete copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the Company's state of organization, which Articles of Incorporation have not been amended, modified, or rescinded except as may be reflected in Exhibit A, and remain in full force and effect as of the date hereof.

         4. Bylaws. Attached as Exhibit B hereto is a true, correct, and complete copy of the Bylaws of the Company, which Bylaws have not been amended, modified, or rescinded except as may be reflected in Exhibit B and remain in full force and effect as of the date hereof.

         5. Approving Resolutions. Attached as Exhibit C hereto is a true, correct, and complete copy of the resolutions (with any preamble thereto) authorizing the Company's entering into and performing its obligations under the Agreement, which resolutions were duly adopted on ____________________________, 199_, by the Board of Directors of the Company, and which resolutions are in full force and effect on and as of the date hereof, not having been amended, altered, repealed, or rescinded.

         6. Bringdown of Representations and Warranties. Each representation and warranty made by or respecting the Company in the Agreement is true and accurate in all material respects as of the date of this certificate with the same effect as if made on and as of the date of this certificate by the Company, except as otherwise contemplated by the Agreement.

         7. Compliance with Agreement. The Company has performed and complied in all material respects with each and every covenant, agreement, and condition required to be performed or complied with by the Company under the Agreement on or prior to the date hereof.

         IN WITNESS WHEREOF, we have executed this certificate on behalf of the Company in the capacities set forth below our signatures as of the ____ day of , 1998.



                       Sign:_____________________________

                       Print Name:_______________________
                       Title:  President



                       Sign:_____________________________

                       Print Name:_______________________
                       Title:  Secretary

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